APPENDIX 1 TO DISTRIBUTION AGREEMENT

Trust                                        Series
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Liberty Funds Trust I
                  Liberty High Yield Securities Fund
                  Liberty Income Fund
                  Liberty Strategic Income Fund
                  Liberty Tax-Managed Growth Fund
                  Liberty Tax-Managed Value Fund
                  Liberty Tax-Managed Growth Fund II
                  Liberty Tax-Managed Aggressive Growth Fund

Liberty Funds Trust II
                  Liberty Money Market Fund
                  Liberty Intermediate Government Fund
                  Liberty Short Term Government Fund
                  Liberty Newport Japan Opportunities Fund
                  Liberty Newport Greater China Fund
                  Stein Roe Small Cap Tiger Fund

Liberty Funds Trust III
                  Liberty Select Value Fund
                  The Liberty Fund
                  Liberty Federal Securities Fund
                  Liberty Newport Global Equity Fund
                  Liberty Newport International Equity Fund
                  Liberty Strategic Balanced Fund
                  Liberty Newport  Global Utilities Fund
                  Liberty Contrarian Small-Cap Fund
                  Liberty Special Fund
                  Liberty Contrarian Equity Fund
                  Liberty Real Estate Fund
                  Liberty Contrarian Balanced  Fund
                  Liberty Oregon Tax-Free Fund
                  Liberty Contrarian Income Fund
                  Liberty Contrarian Fund

Liberty Funds Trust IV
                  Liberty High Yield Municipal Fund
                  Liberty Intermediate Tax-Exempt Fund
                  Liberty Tax-Exempt Fund
                  Liberty Tax-Exempt Insured Fund
                  Liberty Tax-Exempt Money Market Fund
                  Liberty Utilities Fund
                  Liberty Counselor Income Portfolio
                  Liberty Counselor Balanced Portfolio
                  Liberty Counselor Growth Portfolio

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Liberty Funds Trust V
                  Liberty Massachusetts Tax-Exempt Fund
                  Liberty Connecticut Tax-Exempt Fund
                  Liberty California Tax-Exempt Fund
                  Liberty Michigan Tax-Exempt Fund
                  Liberty Minnesota Tax-Exempt Fund
                  Liberty New York Tax-Exempt Fund
                  Liberty North Carolina Tax-Exempt Fund
                  Liberty Ohio Tax-Exempt Fund
                  Liberty Florida Tax-Exempt Fund

Liberty Funds Trust VI
                  Liberty Growth & Income Fund
                  Liberty Small-Cap Value Fund
                  Liberty Value Fund
                  Liberty Newport Asia Pacific Fund

Liberty Funds Trust VII
                  Liberty Newport Tiger Fund
                  Liberty Newport Europe Fund



By:
   -------------------------------------------------
   Nancy L. Conlin, Secretary For Each Trust



By:
   -------------------------------------------------
   James Tambone, Chief Executive Officer
   Liberty Funds Distributor, Inc.


Dated: August 1, 2000